UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2015

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2015, ARI Network Services, Inc. (the “Company”) entered into the Second Amendment to 2011 Amended and Restated Employment Agreement (the “Second Amendment”) with Roy W. Olivier, the President and Chief Executive Officer of the Company.

The Second Amendment provides that the renewed term of Mr. Olivier’s employment with the Company under his Amended and Restated Employment Agreement dated October 31, 2011 (the “2011 Employment Agreement”) will continue until July 31, 2018, unless earlier terminated in accordance with the provisions of the 2011 Employment Agreement, and will thereafter be automatically renewed for successive one-year terms unless the parties enter into a new written employment agreement, or at least 30 days prior to the expiration of the term or the ten-current renewal term, either party notifies the other of its intention not to renew.

The Second Amendment also provides that, commencing as of August 1, 2015, Mr. Olivier is entitled to an annual base salary of $340,000, subject to annual review and adjustment by the Compensation Committee of the Company’s Board, and that that the minimum annualized bonus amount that Mr. Olivier will be eligible to receive if his targets under the Company’s Management Incentive Bonus Plan are achieved at the 100% level will be $190,000.

Under the Second Amendment, in the event that Mr. Olivier is terminated without “cause,” by death or “disability” or for “good reason” (as such terms are defined in the 2011 Employment Agreement), Mr. Olivier will have the right to receive any unpaid base salary and any earned but unpaid bonus due to him as of the effective date of the termination.  In addition, in the event Mr. Olivier is terminated without “cause” and for “good reason,” or if the Company does not renew the employment agreement under such circumstances, he will have the right to receive (1) his base salary, at the rate in effect at the time of termination, for 24 months following the date of termination; (2) a bonus for the fiscal year in which the termination occurs, equal to the average of his annual bonus for the three fiscal years ending prior to the effective date of the termination; and (3) acceleration of all of his outstanding unvested options as of the date of the termination.

Except as amended by the First Amendment to 2011 Amended and Restated Employment Agreement dated February 5, 2015 and by the Second Amendment, the 2011 Employment Agreement remains in force.

The foregoing description of the Second Amendment is not complete,

and is qualified in its entirety be reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1 Second Amendment to 2011 Amended and Restated Employment

Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2015 ARI NETWORK SERVICES, INC.

By: /s/ William A. Nurthen

William A. Nurthen

Chief Financial Officer, Treasurer and

Secretary

EXHIBIT INDEX

Exhibit No. Description

10.1 Second Amendment to 2011 Amended and Restated Employment

Agreement

14644620.1